1 Teleflex Incorporated Fourth Quarter 2020 Earnings Conference Call

2 The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay is available by dialing (855) 859-2056 or for international calls, (404) 537-3406, pass code number 8789956 Conference Call Logistics

3 Today’s Speakers Liam Kelly Chairman, President and CEO Jake Elguicze Treasurer and VP, Investor Relations Thomas Powell Executive VP and CFO

4 This presentation contains forward-looking statements, including, but not limited to, the UroLift® 2 System remaining on track for commercialization in Japan and our related expectation with respect to reimbursement occurring in 2021; our estimates with respect to the total addressable market for our freeze dried plasma candidate; our expectation that our acquisition of Z-Medica, LLC will be immediately accretive to our normalized revenue growth, gross margin and operating margin profile; our assumptions with respect to our 2021 financial guidance, including that global resurgences of COVID-19 will cause disruptions to continue during the first half of 2021 with marked improvement throughout the remainder of the year, that our growth in the second quarter of 2021 will be driven, in part, by relatively easy year-over-year comparisons, that health care systems will be better equipped to deal with surges in COVID-19 cases that may occur in 2021, our expectation that there will be no major systemic shutdown of elective procedures in 2021 due to COVID-19, our assumptions with respect to the euro to U.S. dollar exchange rate for 2021 and our adjusted weighted average shares for 2021; our forecasted 2021 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and GAAP and adjusted earnings per share and, in each case, the factors expected to impact those forecasted results; our expectation that Z-Medica will improve our weighted average market growth rate and margin profile; our expectation that interventional urology, interventional access and surgical procedures will continue to recover in the second half of 2021; our belief that we remain on track to generate significant margin expansion consistent with prior financial targets; estimated annual pre-tax saving we expect to realize in connection with the restructuring program we commenced in the second quarter of 2020 (the “2020 restructuring program”) and our other ongoing restructuring programs and a similar initiative within our OEM segment (the “OEM initiative”); our expectations with respect to when we will begin to realize savings from the 2020 restructuring program, our other ongoing restructuring programs and the OEM initiative and when those programs will be substantially completed; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward– looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation. Additional Notes This document contains certain highlights with respect to our fourth quarter 2020 performance and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended December 31, 2020 located in the investor section of our website at www.teleflex.com and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020 to be filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations. Note on Forward-Looking Statements

5 Executive Overview Liam Kelly Chairman, President and CEO

Q4 2020 Highlights

Q4 Summary	• Sequential improvement in Q4'20 constant currency revenue, adjusted gross and operating margin, and adjusted EPS, as compared to Q2'20 and Q3'20 • Q4'20 revenue and adjusted earnings per share were significantly better than internal expectations • Closed on agreement to acquire Z-Medica, LLC
Business Performance	• Constant currency revenue increased 2.3% versus Q4'19 despite estimated net negative COVID impact of ~9%
Estimated COVID-19 Impact	• Adverse revenue impact of ~$69 million across several global product categories, minimally offset by increased demand of approximately $8 million within Vascular Access and All Other product categories • Improving revenue dollar trends for Interventional Urology, Interventional Access and Surgical product categories compared to Q2'20 and Q3'20

6

Teleflex®

Q4'20 and FY 2020 Financial Results

Revenue Highlights

- Q4'20 as reported revenue increased 4.4% versus Q4'19
- Q4'20 constant currency revenue increased 2.3% versus Q4'19
- COVID-19 had an estimated net negative impact of approximately $61 million, or ~9% on Q4'20 revenue
- FY20 constant currency revenue decreased 2.4% vs. FY19
- COVID-19 had an estimated net negative impact of ~$281 million or ~11% on FY20 revenue growth

Global Product Revenue Drivers[1]

- Q4'20 Vascular Access revenue of $182.5 million, up 16.0% vs Q4'19, driven by sales of PICCs, CVCs and EZ-IO; includes estimated positive impact from COVID-19 of ~5%
- Q4'20 Interventional Urology revenue of $93.9 million, up 5.3% vs Q4'19; includes an estimated negative impact from COVID-19 of ~28%
- Q4'20 Other[2] revenue of $98.1 million, up 6.1% vs Q4'19, led by higher respiratory product volumes; includes estimated positive impact from COVID-19 of ~1%

Adjusted Margin and Adjusted EPS Highlights

- Q4'20 Adjusted gross margin of 58.0%, down 120 bps versus 59.2% in prior year period
- Q4'20 Adjusted operating margin of 26.6%, down 50 bps versus 27.1% in prior year period
- Q4'20 Adjusted EPS of $3.25, down 0.9% versus $3.28 in the prior year period

1. All global product family revenue growth provided is on a constant currency basis
2. Includes revenues generated from sales of the Company's respiratory and urology products (other than interventional urology products)

Note: Tables reconciling non-GAAP financial measures to the most comparable GAAP financial measures are included within this presentation and the appendices to this presentation.

7

Teleflex®

8 Dollars in Millions Q4'20 Revenue Q4'19 Revenue Reported Revenue Growth Currency Impact Constant Currency Growth Estimated COVID-19 Impact Americas $419.5 $400.0 4.9% (0.1)% 5.0% (~7%) EMEA $161.4 $145.9 10.6% 6.5% 4.1% (~1%) Asia $78.6 $80.5 (2.3)% 4.9% (7.2)% (~12%) OEM $51.7 $54.6 (5.5)% 1.4% (6.9)% (~38%) TOTAL $711.2 $681.0 4.4% 2.1% 2.3% (~9%) Q4'20 Segment Revenue Review

9 • 1. Includes revenues generated from sales of the Company’s respiratory and urology products (other than interventional urology products). Dollars in Millions Q4'20 Revenue Q4'19 Revenue Reported Revenue Growth Currency Impact Constant Currency Growth Estimated COVID-19 Impact Vascular Access $182.5 $154.6 18.0% 2.0% 16.0% ~5% Interventional $106.7 $112.7 (5.3)% 1.6% (6.9)% (~12%) Anesthesia $86.1 $85.3 0.9% 3.0% (2.1)% (~1%) Surgical $92.3 $95.2 (3.0)% 2.7% (5.7)% (~9%) Interventional Urology $93.9 $89.1 5.4% 0.1% 5.3% (~28%) OEM $51.7 $54.6 (5.5)% 1.4% (6.9)% (~38%) Other1 $98.1 $89.4 9.8% 3.7% 6.1% ~1% TOTAL $711.2 $681.0 4.4% 2.1% 2.3% (~9%) Q4'20 Global Product Category Revenue Review

Clinical and Commercial Updates

Interventional Urology - UroLift® System

KEY TAKEAWAYS

Successful Pilot National DTC Campaign

- Doubled brand awareness for targeted men w/ BPH (from 5% to 10%)
- 100%+ increase in website traffic
- ROI exceeded internal expectations

UroLift® 2 System Commercial Progress

- Market Acceptance Test completed, with 100+ procedures/20 urologists
- Controlled U.S. commercialization initiated
- Japan commercialization remains on track, with reimbursement still expected in 2021


UROLIFT 2

UroLift® 2 System

10

Teleflex®

Clinical and Commercial Updates

Interventional Urology - UroLift® System

KEY TAKEAWAYS

Comparative analysis[1] of PUL vs. Medical Therapy Published

- Comparative analysis of sexual function outcomes from PUL studies and the Medical Therapy of Prostatic Symptoms (MTOPS) trial
- Indirect comparison reveals that PUL is superior to BPH medical therapy in preserving erectile and ejaculatory function and sexual satisfaction
- Challenges the idea that medical therapy is the most conservative treatment option for BPH
- Demonstrates that UroLift has unique benefits and can help with counseling patients considering BPH options


Nitinol Capsular Tab
PET Suture
8 mm
Stainless Steel Urethral End Piece

UroLift® System Permanent Implant


UROLIFT

UroLift® System Delivery Device

1 = Roehrborn et al. Prostatic Urethral Lift Versus Medical Therapy: Examining the Impact on Sexual Function in Men with Benign Prostatic Hyperplasia, European Urology Focus, 2021, https://doi.org/10.1016/j.euf.2020.12.013

11
Teleflex®

Clinical and Commercial Updates

Interventional - CTO-PCI Study

KEY TAKEAWAYS

CTO-PCI IDE Study

- Completed patient enrollment of a prospective, single-arm IDE study
- Enrolled 150 patients across 13 investigational sites in the US to evaluate the performance of Teleflex coronary guidewires and specialty catheters in Chronic Total Occlusion (CTO) percutaneous coronary intervention (PCI) procedures
- Study devices included GuideLiner® V3 catheter, TrapLiner® catheter, Turnpike® catheter, and a series of five coronary guidewires (Spectre™ Guidewire, R350™ Guidewire, Raider™ Guidewire, Warrior™ Guidewire and Bandit™ Guidewire)
- Each study device is currently commercially available in the US under a more general indication. These products are investigational devices for clinical evaluation as used in the CTO-PCI study.



Specialty Coronary Guidewires



Turnpike® Catheters



GuideLiner® V3 Catheter



TrapLiner® Catheter

12

Teleflex®

13 Anesthesia – Freeze Dried Plasma KEY TAKEAWAYS Biologics License Application (BLA) was submitted to the FDA during Q1’21 ◦ Submission is eligible for priority review and accelerated approval ◦ The company remains confident in $100M+ U.S. TAM ◦ Product is being developed under a Cooperative Research and Development Agreement (CRADA) with the U.S. Army Medical Materiel Development Activity (USAMMDA) Freeze Dried Plasma (Packaged with components necessary for reconstitution) Clinical and Commercial Updates Teleflex’s freeze dried plasma candidate is an investigational new drug and has not yet been approved by the FDA. The product labeling shown is representative and not intended to be used for education or identification purposes.

Acquisition Update

Acquires Z-Medica, LLC

KEY TAKEAWAYS

Market Leader in hemostatic products

- Provides three highly complementary, differentiated capability platforms, including:
  - QuikClot® hemostatic devices contain kaolin, proven to accelerate natural clotting cascade and stop bleeding fast
  - QuikClot® Control+, the first and only hemostatic dressing indicated for temporary control of internal organ bleeding for patients displaying severe bleeding
  - QuikClot Combat Gauze® the hemostatic dressing of choice on the battlefield for compressible (external) hemorrhage in certain situations
- Leverages hospital, EMS, and military call points with differentiated products that complement EZ-IO® Portfolio and Freeze Dried Plasma[1]
- Acquisition is expected to be immediately accretive to Teleflex's normalized revenue growth, gross margin, and operating margin profile

KEY PRODUCT END MARKETS

HOSPITAL

PUBLIC ACCESS

FIRST RESPONDERS

LAW ENFORCEMENT

MILITARY

1 =Teleflex's Freeze Dried Plasma candidate is an investigational new drug and has not yet been approved by the FDA

14

Teleflex®

15 Financial Overview Thomas Powell Executive VP and CFO

16 Note: See appendices for reconciliations of non-GAAP information • GAAP gross margin of 53.9%, down 160 bps vs. prior year period • Adjusted gross margin of 58.0%, down 120 bps vs. prior year period • GAAP operating margin of 13.4%, down 520 bps vs. prior year period • Adjusted operating margin of 26.6%, down 50 bps vs. prior year period Gross margin performance Operating margin performance Global revenue generation of $711.2 million • GAAP tax rate of (0.1)%, compared to (6.4)% in prior year period • Adjusted tax rate of 10.1%, up 240 bps vs. prior year period Effective tax rate • GAAP EPS of $1.62 vs. $2.28 in prior year period • Adjusted EPS of $3.25, down 0.9% vs. prior year period Earnings per share Q4'20 Financial Review • Revenue increased 4.4% vs. prior year period on an as-reported basis • Revenue increased 2.3% vs. prior year period on a constant currency basis

17 Outlook Includes: • Due to COVID-19 resurgences globally, we expect disruption to continue during 1H, and expect marked improvement moving throughout 2021 • Q2 growth should be partly driven by relatively easy year-over-year comparisons • Health care systems are better equipped to deal with surges, thus, we do not expect any major systemic shutdown of elective procedures • Euro to U.S. Dollar exchange rate assumed to be approximately 1.21 for full year 2021 • Adjusted weighted average shares expected to be approximately 47.7 million for full year 2021 Outlook Excludes: • Any potential benefit from a substantial surge in COVID-related buying • Material regulatory, healthcare, or U.S. tax reforms • Future M&A opportunities 2021 Shipping days differentials: • Q1’21 vs. Q1’20: 2 less days • Q4’21 vs. Q4’20: 1 additional day • FY’21 vs. FY’20: 1 less day • FY'21 vs. FY'19: same number of days Key Assumptions for 2021 Financial Guidance

18 2021 Revenue Guidance 2021 constant currency revenue growth drivers include continued expected recovery in Interventional Urology, Interventional, and Surgical products; as well as contribution from Z-Medica acquisition

19 2021 Adjusted Gross Margin Guidance 2021 Adj. Gross Margin Drivers Gross margin expansion in 2021 as compared to 2020 expected to be driven by: • Higher margin Interventional Urology, Interventional Access, and Surgical product mix • Manufacturing productivity improvement programs • Benefits from previously announced restructuring plans • Z-Medica acquisition Near-term gross margin expansion offset by: • Inflation Note: See appendices for reconciliations of non-GAAP information 58.1% 56.7% 58.0% to 59.0% 50% 52% 54% 56% 58% 60% 2019 2020 2021E +130 bps to +230 bps -140 bps

20 2021 Adjusted Operating Margin Guidance 2021 Adj. Operating Margin Drivers Operating margin expansion in 2021 as compared to 2020 expected to be driven by: • Gross margin expansion • Z-Medica acquisition Near-term operating margin expansion offset by: • Normalization of operating expenses • Bonus and stock compensation • Commissions and headcount • Investments into UroLift and Manta Note: See appendices for reconciliations of non-GAAP information 25.8% 24.9% 26.0% to 27.0% 20% 22% 24% 26% 28% 2019 2020 2021E -90 bps +110 bps to +210 bps

21 2021 Adjusted EPS Guidance Note: See appendices for reconciliations of non-GAAP information 2021 adjusted EPS growth is expected to be between 17.2% and 19.0% Operations $1.58 $1.66 Foreign currency exchange rates $0.35 $0.35 Z-Medica $0.21 $0.26 Interest Expense $0.17 $0.19 Weighted average shares ($0.10) ($0.10) Taxes ($0.38) ($0.33) 2021 Adjusted Earnings per Share $12.50 $12.70 2021 Guidance Low High 2020 Adjusted Earnings per Share $10.67 $10.67

22 Key Takeaways ◦ Teleflex delivered solid underlying performance in the fourth quarter, and fiscal year, 2020 ◦ Deployed capital for an exciting hemostat acquisition which is expected to improve company's weighted average market growth rate and margin profile ◦ Expect more normalized growth in 2H of 2021 as interventional urology, interventional access, and surgical procedures continue to recover ◦ Remain on the path to generate significant margin expansion consistent with prior financial targets

23 THANK YOU

24 Appendices

25 Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. • Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendix A; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. • Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendix A. • Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendix A; (iv) intangible amortization expense; and (v) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (A) to the reconciliation tables appearing in Appendix A; (iv) certain costs associated with the registration of medical devices under the European Union Medical Device Regulation; (v) intangible amortization expense; and (vi) tax adjustments.

26 The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non-GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. See footnote C to the reconciliation tables set forth below. European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. Manufacturers of currently marketed medical devices will have until May 2020 to meet the MDR requirements, although certain devices that previously satisfied MDD requirements can continue to be placed on the EU market until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD). Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non- competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability. Non-GAAP Adjustments

Appendix A – Reconciliation of Adjusted Gross and Operating Margin, Income Tax and EPS (Dollars in millions, except per share data)

Three Months Ended December 31, 2020

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Income Tax Rate	Diluted Earnings Per Share
GAAP Basis	53.9 %	13.4 %	$ 76.6	$ 0.0	(0.0) %	$ 1.62
Adjustments						
Restructuring, restructuring related and impairment items (A)	1.0 %	4.1 %	29.3	1.8		0.58
Acquisition, integration and divestiture related items (B)	— %	2.9 %	20.7	0.5		0.43
Other items (C)	— %	0.1 %	0.6	0.1		0.01
MDR (D)	— %	0.5 %	3.8	—		0.08
Intangible amortization expense (E)	3.0 %	5.6 %	40.0	5.5		0.73
Tax adjustments	— %	— %	—	9.5		(0.20)
Adjustments total	4.0 %	13.3 %	94.4	17.4		1.63
Adjusted basis	**58.0 %**	**26.6 %**	**$ 171.0**	**$ 17.3**	**10.1 %**	**$ 3.25**

Three Months Ended December 31, 2019

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Income Tax Rate	Diluted Earnings Per Share
GAAP Basis	55.5 %	18.6 %	$ 101.3	$ (6.5)	(6.4)%	$ 2.28
Adjustments						
Restructuring, restructuring related and impairment items (A)	0.7 %	1.0 %	7.1	1.1		0.13
Acquisition, integration and divestiture related items (B)	— %	1.6 %	11.2	(0.9)		0.26
Other items (C)	— %	— %	0.3	2.1		0.15
MDR (D)	— %	0.2 %	1.6	—		0.03
Intangible amortization expense (E)	3.0 %	5.5 %	37.3	5.0		0.68
Tax adjustments	— %	— %		12.1		(0.26)
Adjustments total	3.7 %	8.4 %	57.5	19.4		0.99
Adjusted basis	**59.2 %**	**27.1 %**	**$ 167.6**	**$ 12.9**	**7.7 %**	**$ 3.28**

Year Ended December 31, 2020

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Income Tax Rate	Diluted Earnings Per Share
GAAP Basis	52.2 %	16.7 %	$ 357.7	$ 21.9	6.1 %	$ 7.10
Adjustments						
Restructuring, restructuring related and impairment items (A)	1.0 %	2.6 %	65.2	3.0		1.32
Acquisition, integration and divestiture related items (B)	0.1 %	(1.1)%	(26.8)	1.2		(0.59)
Other items (C)	— %	— %	1.1	0.3		0.02
MDR (D)	— %	0.4 %	11.3	—		0.24
Intangible amortization expense (E)	3.3 %	6.3 %	158.7	24.4		2.84
Tax adjustments	— %	— %	—	12.0		(0.25)
Adjustments total	4.5 %	8.3 %	209.5	40.8		3.58
Adjusted basis	**56.7 %**	**24.9 %**	**$ 567.2**	**$ 62.7**	**11.1 %**	**$ 10.67**

Year Ended December 31, 2019

	Gross Margin	Operating Margin	Income Before Income Taxes	Income Tax Expense	Income Tax Rate	Diluted Earnings Per Share
GAAP Basis	54.3 %	16.5 %	$ 339.9	$ (122.1)	(35.9)%	$ 9.81
Adjustments						
Restructuring, restructuring related and impairment items (A)	0.6 %	1.5 %	38.5	5.1		0.71
Acquisition, integration and divestiture related items (B)	— %	1.9 %	49.3	(2.8)		1.11
Other items (C)	— %	0.1 %	10.6	2.5		0.17
MDR (D)	— %	0.1 %	3.2	—		0.07
Intangible amortization expense (E)	3.2 %	5.8 %	150.0	28.1		2.59
Tax adjustments	— %	— %	—	155.8		(3.31)
Adjustments total	3.8 %	9.4 %	251.6	188.6		1.33
Adjusted basis	**58.1 %**	**25.8 %**	**$ 591.5**	**$ 66.5**	**11.2 %**	**$ 11.15**

27
See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

28 Appendix A tickmarks See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions. A. Restructuring, restructuring related and impairment items – For the three months ended December 31, 2020, pre-tax restructuring charges were $0.4 million, pre-tax restructuring related charges were $7.5 million, and pre-tax impairment charges were $21.4 million . For the three months ended December 31, 2019, pre-tax restructuring charges were $1.8 million, pre-tax restructuring related charges were $5.3 million, and pre-tax impairment charges were $0.1 million. For the year ended December 31, 2020, pre-tax restructuring charges were $17.1 million, pre-tax restructuring related charges were $26.7 million, and pre-tax impairment charges were $21.4 million. For the year ended December 31, 2019, pre-tax restructuring charges were $15.2 million, pre-tax restructuring related charges were $16.3 million, and pre-tax impairment charges were $7.0 million. B. Acquisition, integration and divestiture related items – For the three months ended December 31, 2020, these charges primarily related to contingent consideration liabilities; reversal of previously recognized income related to a distributor conversion in Japan; and charges primarily related to our acquisition of Z-Medica, LLC. For the three months ended December 31, 2019 , these charges primarily related to contingent consideration liabilities; our acquisition of IWG High Performance Conductors, Inc.; partially offset by the gain on sale of an asset. There were no divestiture related activities for the three months ended December 31, 2020 and December 31, 2019. For the year ended December 31, 2020, these items primarily related to the reversal of contingent consideration liabilities, partially offset by charges primarily related to our acquisitions of IWG High Performance Conductors, Inc. and Z-Medica, LLC. and the reversal of previously recognized income related to a distributor conversion in Japan. For the year ended December 31, 2019, these charges primarily related to contingent consideration liabilities and our acquisitions of IWG High Performance Conductors, Inc. and Essential Medical, Inc., partially offset by the gain on sale of a business and another asset. There were no divestiture related activities for the twelve months ended December 31, 2020 and December 31, 2019. C. Other items – For the three months ended December 31, 2020, other items included expenses associated with a franchise audit. For the three months ended December 31, 2019, other items included debt modification costs and product relabeling costs. For the year ended December 31, 2020, other items included expenses associated with a franchise tax audit and prior year tax matters. For the year ended December 31, 2019, other items primarily included debt modification costs, expenses associated with a franchise tax audit, and product relabeling costs, somewhat offset by a credit associated with an insurance settlement. D. MDR – These costs were associated with our efforts to comply with the European Medical Device Regulation (MDR). E. Intangible amortization expense – For the three months ended December 31, 2020, intangible asset amortization expense of $21.2 million is included in cost of goods sold. For the three months ended December 31, 2019, we reclassified intangible asset amortization expense of $20.5 million from selling, general and administrative expenses to cost of goods sold. For the year ended December 31, 2020 intangible asset amortization expense of $84.4 million is included in cost of goods sold. For the year ended December 31, 2019, we reclassified intangible asset amortization expense of $82.6 million from selling, general and administrative expenses to cost of goods sold.

Appendix B – Restructuring and Similar Cost Savings Initiatives Summary

During the second quarter of 2020, we committed to a workforce reduction (the "2020 Workforce reduction plan") designed to improve profitability and reduce cost primarily by streamlining certain sales and marketing functions in our EMEA segment and certain manufacturing operations in our OEM segment. The workforce reduction was initiated to further align the business with our high growth strategic objectives. The plan was substantially completed by the end of 2020 and we expect future restructuring charges associated with the program, if any, to be nominal. We will achieve annual pre-tax savings of $12 million as a result of this program.

We have ongoing restructuring programs primarily related to the consolidation of our manufacturing operations (referred to as our 2019, 2018 and 2014 Footprint realignment plans). We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment (the "OEM initiative") that do not meet the criteria for a restructuring program under applicable accounting guidance; nevertheless, the activities should result in cost savings (we expect only minimal costs to be incurred in connection with the OEM initiative). With respect to our currently ongoing restructuring programs and the OEM initiative, the table below summarizes charges incurred or estimated to be incurred and estimated annual pre-tax savings to be realized as follows: (1) with respect to charges (a) the estimated total charges that will have been incurred once the restructuring programs and OEM initiative are completed; (b) the charges incurred through December 31, 2020; and (c) the estimated charges to be incurred from January 1, 2021 through the last anticipated completion date of the restructuring programs and OEM initiative, and (2) with respect to estimated annual pre-tax savings (a) the estimated total annual pre-tax savings to be realized once the restructuring programs and OEM initiative are completed; (b) the estimated annual pre-tax savings realized based on the progress of the restructuring programs and OEM initiative through December 31, 2020; and (c) the estimated additional annual pre-tax savings to be realized from January 1, 2021 through the last anticipated completion date of the restructuring programs and the OEM initiative.

Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring activities and similar activities, changes in the scope of restructuring programs and the OEM initiative, unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings constituting efficiencies with respect to increased costs that otherwise would have resulted from business acquisitions involve, among other things, assumptions regarding the cost structure and integration of businesses that previously were not administered by our management, which are subject to a particularly high degree of risk and uncertainty. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below may reflect changes from amounts previously estimated. In addition, the table below reflects the estimated charges and pre-tax savings related to our ongoing programs in addition to our 2020 workforce reduction plan. Additional details, including estimated charges expected to be incurred in connection with our restructuring programs and the anticipated completion dates, are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K.

Pre-tax savings may be realized during, and subsequent to, the completion of the restructuring programs. Pre-tax savings can also be affected by increases or decreases in sales volumes generated by the businesses impacted by the consolidation of manufacturing operations; such variations in revenues can increase or decrease pre-tax savings generated by the consolidation of manufacturing operations. For example, an increase in sales volumes generated by the impacted businesses, although likely to increase manufacturing costs, may generate additional savings with respect to costs that otherwise would have been incurred if the manufacturing operations were not consolidated.

Dollars in Millions	Estimated Total	Actual results through December 31, 2020	Estimated remaining
Restructuring charges	$95 - $109	$89	$6 - $20
Restructuring charges - 2020 Workforce reduction plan	9	9	—
Restructuring related charges[1]	116 - 142	74	42 - 68
Total charges	**$220 - $260**	**$172**	**$48 - $88**
OEM initiative annual pre-tax savings[2]	$6 - $7	2	$4 - $5
Pre-tax savings – 2020 Workforce reduction plan [3]	12	3	9
Pre-tax savings – ongoing restructuring plans[4]	68 - 78	32	36 - 46
Total annual pre-tax savings	**$86 - $97**	**$37**	**$49 - $60**

29

Teleflex®

30 (1) Represents charges that are directly related to restructuring programs and principally constitute costs to transfer manufacturing operations to existing lower-cost locations, project management costs and accelerated depreciation, as well as a charge that is expected to be imposed by a taxing authority as a result of our exit from facilities in the authority's jurisdiction. Most of these charges (other than the tax charge) are expected to be recognized as cost of goods sold. (2) We expect the OEM initiative will be completed by the end of 2027. (3) Most of the pre-tax savings are expected to result in reductions to selling, general and administrative expenses. (4) Substantially all of the pre-tax savings are expected to result in reductions to cost of goods sold. Appendix B – Footnotes

31 Appendix C – December 31, 2020 Year-to-Date GPO and IDN Review Group Purchasing Organization Update IDN Update Q1’20 Q2’20 Q3’20 Q4'20 Renewed agreements 2 8 8 6 New agreements 1 0 4 6 Existing agreements lost 0 0 1 0 Q1’20 Q2’20 Q3’20 Q4'20 Renewed agreements 6 2 11 6 New agreements 7 6 4 10 Existing agreements lost 1 0 2 1

32 Appendix D - 2021 Adj. Gross and Operating Margin Guidance Reconciliation 2021 Guidance Low High Forecasted GAAP Gross Margin 53.85% 55.00% Estimated restructuring, restructuring related and impairment items 0.90% 0.85% Estimated acquisition, integration, and divestiture related items 0.15% 0.10% Estimated other items - - Estimated intangible amortization expense 3.10% 3.05% Forecasted Adjusted Gross Margin 58.00% 59.00% 2021 Guidance Low High Forecasted GAAP Operating Margin 17.65% 18.85% Estimated restructuring, restructuring related and impairment items 1.15% 1.10% Estimated acquisition, integration, and divestiture related items 0.30% 0.25% Estimated other items - - Estimated MDR 0.85% 0.80% Estimated intangible amortization expense 6.05% 6.00% Forecasted Adjusted Operating Margin 26.00% 27.00%

33 Appendix E – Reconciliation of 2021 Adjusted Earnings Per Share Guidance 2021 Guidance Low High Forecasted GAAP Diluted Earnings Per Share from continuing operations $8.15 $8.25 Estimated restructuring, restructuring related and impairment items, net of tax $0.60 $0.61 Estimated acquisition, integration, and divestiture related items, net of tax $0.13 $0.14 Estimated other items, net of tax $0.17 $0.19 Estimated MDR, net of tax $0.48 $0.50 Estimated intangible amortization expense, net of tax $2.97 $3.01 Forecasted Adjusted Diluted Earnings Per Share from continuing operations $12.50 $12.70

34 Dollars in Millions FY’20 FY’19 Reported Revenue Growth Currency Impact Constant Currency Growth Estimated COVID-19 Impact Americas $1,465.0 $1,492.3 (1.8)% (0.2)% (1.6)% (~11%) EMEA $584.9 $588.1 (0.5)% 1.1% (1.6)% (~2%) Asia $267.0 $294.3 (9.3)% 0.3% (9.6)% (~16%) OEM $220.3 $220.7 (0.2)% 0.4% (0.6)% (~26%) TOTAL $2,537.2 $2,595.4 (2.2)% 0.2% (2.4)% (~11%) Appendix F – FY20 Segment Revenue Review

35 1. Includes revenues generated from sales of the Company’s Respiratory and Urology products (other than Interventional Urology products). Dollars in Millions FY’20 FY’19 Reported Revenue Growth Currency Impact Constant Currency Growth Estimated COVID-19 Impact Vascular Access $657.7 $600.9 9.5% 0.1% 9.4% ~3% Interventional $382.4 $427.6 (10.6)% 0.1% (10.7)% (~14%) Anesthesia $302.3 $338.4 (10.7)% 0.2% (10.9)% (~8%) Surgical $317.2 $370.1 (14.3)% 0.2% (14.5)% (~15%) Interventional Urology $290.0 $290.4 (0.1)% 0.1% (0.2)% (~40%) OEM $220.3 $220.7 (0.2)% 0.4% (0.6)% (~26%) Other1 $367.3 $347.3 5.8% 0.5% 5.3% ~4% TOTAL $2,537.2 $2,595.4 (2.2)% 0.2% (2.4)% (~11%) Appendix G – FY20 Global Product Category Revenue Review

36 Note: See appendices for reconciliations of non-GAAP information ◦ GAAP gross margin of 52.2%, down 210 bps vs. prior year period ◦ Adjusted gross margin of 56.7%, down 140 bps vs. prior year period ◦ Decreased 2.2% vs. prior year period on an as-reported basis ◦ Decreased 2.4% vs. prior year period on a constant currency basis ◦ GAAP operating margin of 16.7%, up 20 bps vs. prior year period ◦ Adjusted operating margin of 24.9%, down 90 bps vs. prior year period Gross margin performance Operating margin performance Global revenue generation of $2.537 billion ◦ GAAP tax rate of 6.1% vs. (35.9)% in prior year period ◦ Adjusted tax rate of 11.1% vs. 11.2% in prior year period Effective tax rate ◦ GAAP EPS of $7.10 vs. $9.81 in prior year period ◦ Adjusted EPS of $10.67, down (4.3)% vs. prior year period Earnings per share Appendix H – FY20 Financial Review